UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  December 5, 2003

Date of earliest event reported:  November 26, 2003

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue Suite 440 Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 417-4800
(Registrant’s telephone number, including area code)

ITEM 5.                                                     OTHER EVENTS

On November 26, 2003, SPS Technologies, Inc. (“SPS”) issued a press release announcing that it had entered into a memorandum of understanding with counsel to the plaintiffs in a lawsuit related to its proposed merger with Precision Castparts Corp. (“PCC”).  The lawsuit was originally filed on October 3, 2003, as a class action complaint in the Court of Common Pleas of Montgomery County Pennsylvania, naming as defendants SPS, PCC and each member of the SPS board of directors.  The lawsuit was subsequently re-filed as a shareholder derivative action on November 10, 2003.  The press release is filed as Exhibit 99.1 to this report.  In connection with the memorandum of understanding, SPS agreed to make the additional disclosures set forth in Exhibit 99.2 to this report with respect to its proposed merger with PCC.

On December 2, 2003, SPS announced that its shareholders had approved the proposed acquisition of SPS by PCC.  The press release is filed as Exhibit 99.3 to this report.

On December 3, 2003, PCC and SPS issued a joint press release announcing the preliminary results of the merger consideration elections made by SPS shareholders with respect to the acquisition of SPS by PCC.  The press release is filed as Exhibit 99.4 to this report.

On December 4, 2003, PCC and SPS issued a joint press release providing further information regarding the merger consideration to be received by SPS shareholders in connection with the acquisition of SPS by PCC.  The press release is filed as Exhibit 99.5 to this report.

ITEM 7.                                                     FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits:

Exhibit 99.1                        Press Release of SPS Technologies, Inc. issued on November 26, 2003

Exhibit 99.2                        SPS Technologies, Inc. Disclosures

Exhibit 99.3                        Press Release of SPS Technologies, Inc. issued on December 2, 2003

Exhibit 99.4                        Joint Press Release of Precision Castparts Corp. and SPS Technologies, Inc. issued on December 3, 2003

Exhibit 99.5                        Joint Press Release of Precision Castparts Corp. and SPS Technologies, Inc. issued on December 4, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	December 5, 2003	By:	/s/ William D. Larsson
		Name:	William D. Larsson
		Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of SPS Technologies, Inc. issued on November 26, 2003

Exhibit 99.2	SPS Technologies, Inc. Disclosures

Exhibit 99.3	Press Release of SPS Technologies, Inc. issued on December 2, 2003

Exhibit 99.4	Joint Press Release of Precision Castparts Corp. and SPS Technologies, Inc. issued on December 3, 2003

Exhibit 99.5	Joint Press Release of Precision Castparts Corp. and SPS Technologies, Inc. issued on December 4, 2003